As filed with the Securities and Exchange Commission on August 12, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

BioScrip, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0489664
(State of incorporation)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford NY	10523
(Address of principal executive offices)	(Zip Code)

_____________________

BioScrip, Inc. 2008 Amended and Restated Equity Incentive Plan
(Full Title of the Plan)
_______________________

Barry A. Posner
General Counsel
BioScrip, Inc.
100 Clearbrook Road
Elmsford, NY 10523
(Name and address of agent for service)

(914) 460-1600
(Telephone number, including area code, of agent for service)
____________________

Copies to:

  E. William Bates, II
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036-4003
(212) 556-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share	6,837,476	$5.51	$37,674,493	$4,374.01

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)  The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value for shares of the common stock in accordance with Rule 457(c) and (h) under the Securities Act as follows: the product of (A) $5.51, the average of the high and low prices per share of the common stock on the Nasdaq Global Market on August 11, 2011, and (B) 6,837,476.

EXPLANATORY NOTE

   On May 16, 2008, BioScrip, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (the “2008 Form S-8”), SEC Accession No. 0000950123-08-005799, to register, pursuant to the Registrant’s 2008 Equity Incentive Plan (the “2008 Plan”) ,3,370,000 shares of Common Stock, par value $0.0001 per share, of the Registrant (“Company Common Stock”), 160,339 shares of restricted Company Common Stock issued pursuant to certain restricted stock awards and 50,000 shares of Company Common Stock issuable upon the exercise of certain stock options.  Pursuant to General Instruction E on Form S-8, except for Part II - Items 3 and 8, which are set forth below, the contents of the 2008 Form S-8 are hereby incorporated by reference.  On June 10, 2010, the Registrant’s stockholders approved an amendment to the 2008 Plan (as amended and restated, the “New 2008 Plan”) to increase the number of authorized shares of Company Common Stock available for issuance under the 2008 Plan by 3,275,000, from 3,580,000 shares to 6,855,000 shares.  Additionally, Section 3.1 of the New 2008 Plan provides that any Company Common Stock subject to awards under the Company’s 2001 Incentive Stock Plan (the “2001 Plan”) that were forfeited or have expired after December 31, 2007, or any awards under the 2001 Plan that were settled for cash after December 31, 2007, will again be available for awards under the New 2008 Plan as follows: (1) with respect to shares that were subject to options or stock appreciation rights granted under the 2001 Plan, one share of Company Common Stock will again become available for issuance and (2) with respect to shares that were subject to awards other than options or stock appreciation rights granted under the 2001 Plan, 1.53 shares of Company Common Stock will again become available for issuance.  This Registration Statement on Form S-8 has been filed by the Registrant to register (1) the 3,275,000 additional shares of Company Common Stock available for issuance under the New 2008 Plan; (2) the 1,162,323 shares of Company Common Stock that have become available for issuance pursuant to Section 3.1 of the New 2008 Plan; and (3) the 2,400,153 shares of Company Common Stock that may become available for issuance pursuant to Section 3.1 of the New 2008 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant are hereby incorporated by reference in this Registration Statement:

(a) Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011, as amended by Form 10-K/A, filed with the SEC on July 14, 2011;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011;

(c)  Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011;

(d) Current Reports on Form 8-K filed with the SEC on February 3, 2011, April 4, 2011, April 28, 2011, May 2, 2011, May 23, 2011 and August 10, 2011; and

(e) the description of the Registrant’s common stock contained in our registration statement on Form 8-A/A filed with the SEC on August 1, 1996, Form 8-A/A filed with the SEC on December 4, 2002, Form 8-A/A filed with the SEC on December 14, 2006 and Form 8-A/A filed with the SEC on March 4, 2009, including any amendment or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2011, SEC Accession No. 0001014739-11-000012).
4.3
Amended and Restated Rights Agreement, dated as of December 3, 2002 (the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment No. 3 to the Registrant’s Form 8-A/A dated December 4, 2002).

4.4
First Amendment, dated as of December 13, 2006, to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated December 14, 2006, SEC Accession No. 0000950123-06-0155184).

4.5
Second Amendment, dated March 4, 2009, to the Rights Agreement, as amended on December 13, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated March 4, 2009, SEC Accession No. 0001014739-09-000006).

4.6
Third Amendment, dated as of January 24, 2010, to the Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated January 27, 2010, SEC Accession No. 0000950123-10-005446).

5.1	Opinion of Barry A. Posner
10.1
2008 Amended and Restated Equity Incentive Plan  (incorporated by reference from the Registrant’s definitive proxy statement for its 2010 annual meeting of stockholders filed with the Commission May 10, 2010, SEC Accession No. 0000950123-10-046953).

10.6
Form of Cash-only Stock Appreciation Right Agreement (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, SEC Accession No. 0001014739-11-000006).

23.1	Consent of Ernst & Young LLP
23.3	Consent of Barry A. Posner (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BioScrip, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on August 12, 2011.

          BIOSCRIP, INC.

By:  /s/ Barry A. Posner
Name: Barry A. Posner
Title:   Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 12, 2011:

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	Chief Executive Officer (Principal Executive Officer)
/s/ Mary Jane Graves Mary Jane Graves	Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Patricia Bogusz Patricia Bogusz	Vice President of Finance (Principal Accounting Officer)
/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board, Director
/s/ Charlotte W. Collins Charlotte W. Collins	Director
/s/ Louis T. DiFazio, Ph.D. Louis T. DiFazio, Ph.D.	Director
/s/ Myron Z. Holubiak Myron Z. Holubiak	Director
/s/ David R. Hubers David R. Hubers	Director
/s/ Richard L. Robbins Richard L. Robbins	Director
/s/ Stuart A. Samuels Stuart A. Samuels	Director
/s/ Samuel P. Frieder Samuel P. Frieder	Director
/s/ Gordon H. Woodward Gordon H. Woodward	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2011, SEC Accession No. 0001014739-11-000012).
4.3
Amended and Restated Rights Agreement, dated as of December 3, 2002 (the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment No. 3 to the Registrant’s Form 8-A/A dated December 4, 2002).

4.4
First Amendment, dated as of December 13, 2006, to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated December 14, 2006, SEC Accession No. 0000950123-06-0155184).

4.5
Second Amendment, dated March 4, 2009, to the Rights Agreement, as amended on December 13, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated March 4, 2009, SEC Accession No. 0001014739-09-000006).

4.6
Third Amendment, dated as of January 24, 2010, to the Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated January 27, 2010, SEC Accession No. 0000950123-10-005446).

5.1	Opinion of Barry A. Posner
10.1
2008 Amended and Restated Equity Incentive Plan  (incorporated by reference from the Registrant’s definitive proxy statement for its 2010 annual meeting of stockholders filed with the Commission May 10, 2010, SEC Accession No. 0000950123-10-046953).

10.6
Form of Cash-only Stock Appreciation Right Agreement (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, SEC Accession No. 0001014739-11-000006).

23.1	Consent of Ernst & Young LLP
23.3	Consent of Barry A. Posner (included as part of Exhibit 5.1)